Exhibit 99.5

CONSENT OF WILLIAM A. LAMKIN TO BE NAMED AS A TRUSTEE

CONSENT

The undersigned hereby consents to being named in the Registration Statement on Form S-4 (Registration No. 333-256951) of RMR Mortgage Trust, a Maryland statutory trust (the "Company") and in all subsequent amendments and post-effective amendments or supplements thereto (the "Registration Statement"), as an individual to become a trustee of the Company and to the inclusion of his biographical information in the Registration Statement.

Dated: July 22, 2021

/s/ William A. Lamkin